UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1075 Opakapaka Street Kapolei, Hawaii		96707
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

First Amended and Restated Supply Agreement with Solarfun Power Hong Kong Limited

On November 19, 2007, Hoku Scientific, Inc., or Hoku Scientific, entered into a supply agreement with Solarfun Power Hong Kong Limited, or Solarfun, a subsidiary of Solarfun Power Holdings Co., Ltd., for the sale and delivery of polysilicon to Solarfun over an eight-year period beginning in July 2009, or the Supply Agreement. Pursuant to the Supply Agreement, Solarfun provided Hoku Scientific with an immediate cash deposit of $1 million, and was required to pay an additional cash deposit of $9 million on or before December 28, 2007, as a prepayment for future product deliveries. In addition, Solarfun is required to pay Hoku Scientific an additional $45 million, as a prepayment for future product deliveries, in increments of $20 million, $20 million, and $5 million on or before September 30, 2008, March 31, 2009, and March 31, 2010, respectively. As security for Solarfun's $45 million prepayment obligation, Solarfun is required to deliver to Hoku Scientific a $45 million stand-by letter of credit, or deposit the $45 million into an escrow account, on or before January 10, 2008.

On January 7, 2008, Hoku Scientific and Solarfun entered into an amended and restated Supply Agreement, or the Amended Supply Agreement, to allow Solarfun until February 15, 2008 to process the required statutory approval for the issuance of a $44 million standby letter of credit. In exchange for the extension of time, Solarfun has provided Hoku with a $1 million prepayment, in addition to the $10 million cash payment that was made in December 2007. The additional $1 million payment reduces Solarfun's future $45 million prepayment obligation to $44 million, but increases amounts that have been paid to Hoku Scientific to a total of $11 million since the contract was signed in November 2007. Under the Amended Supply Agreement, Solarfun is required to pay Hoku Scientific the additional $44 million, as a prepayment for future product deliveries, in increments of $19 million, $20 million, and $5 million on or before September 30, 2008, March 31, 2009, and March 31, 2010, respectively.

Under the Amended Supply Agreement, if Solarfun does not deliver the $44 million stand-by letter of credit or deposit the $44 million into an escrow account, then Hoku Scientific may immediately terminate the agreement and retain the $11 million initial cash deposit as liquidated damages.

The Amended Supply Agreement will be filed with Hoku Scientific's Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 10, 2008

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer